UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2015

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective July 30, 2015, and as approved by the board of directors (the “Board”) of Famous Dave’s of America, Inc. (the “Company”), the Company amended the 2015 Equity Incentive Plan (the 2015 Plan) to increase the threshold percentage beneficial ownership that would trigger a Change-in-Control (as defined in the 2015 Plan) from 20% to 50%. A copy of Amendment No. 1 to the 2015 Plan is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors – Anand D. Gala

Effective July 27, 2015, the Board elected Anand D. Gala to serve as a director of the Company, filling an existing vacancy on the Board.

Mr. Gala, age 42, is the Founder, President and Chief Executive Officer of Gala Holdings International, a diversified holding company that conducts consulting, restaurant development and management operations. Current portfolio brands under Gala Holdings International ownership and operation include the Company (Famous Dave’s) and Fresh Griller. Since 2007, Mr. Gala has also been Founder and Managing Partner of Gala Development Partners, LLC, a firm focused on the acquisition, development and management of commercial real estate comprising retail and office properties. From February 1998 until May 2014, Mr. Gala served as Founder, President and Chief Executive Officer of Golden West Restaurants, Inc., a franchise developer of Applebee’s restaurants throughout California. From 2000 until 2010, Mr. Gala served as Founder, President and Chief Executive Officer of Gala AZ Holdings, a developer of Del Taco restaurants in Arizona. Mr. Gala graduated from the University of Southern California with a B. S. in Biology.

As a Company franchisee, Gala Holdings International paid approximately $1.94 million in franchise royalties and contributions to the Company’s system-wide Public Relations and Marketing Development Fund for the Company’s 2014 fiscal year, and has paid approximately $1.07 million in franchise royalties and contributions to the Company’s system-wide Public Relations and Marketing Development Fund for the fiscal year-to-date period through June 30, 2015.

Election of Directors – Bryan L. Wolff

Effective July 31, 2015, the Board elected Bryan Wolff to serve as a director of the Company, filling an existing vacancy on the Board. Mr. Wolff was also appointed to serve as chair of the Company’s audit committee.

Since September 2014, Mr. Wolff, age 36, has served as Chief Financial Officer of DogVacay, Inc., an online service connecting pet owners with sitters across the U.S. and Canada. From January 2012 until August 2014, Mr. Wolff served as Chief Financial Officer of Bonobos, Inc., a men’s fashion and accessories retailer. From March 2010 through December 2011, Mr. Wolff was an Analyst at Luxor Capital, LP. Mr. Wolff earned a Masters of Business Administration from Stanford Graduate School of Business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to 2015 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: July 31, 2015	By:	/s/ Richard A. Pawlowski
	Name:	Richard A. Pawlowski
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to 2015 Equity Incentive Plan